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                                    EXHIBIT 2
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PRESS RELEASE


               FUTUREMEDIA PLC RECEIVES NASDAQ NOTICE OF DELISTING
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                             REQUESTS APPEAL HEARING
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ARUNDEL, ENGLAND, 25TH MARCH 2003-Futuremedia Plc (NASDAQ:FMDAY) announced today that it has received official notification from NASDAQ that the Company is not in compliance with the continuing listing requirements of Nasdaq Marketplace
Rule 4320(e)(2)(B) and that its ADR's are, therefore, subject to delisting from the Nasdaq Small Cap Market effective 27th March 2003.

The Company is appealing Nasdaq's determination to delist its securities by requesting a hearing under Marketplace Rule 4800 series, and has been advised that the delisting will be stayed pending Nasdaq's decision on the appeal. Further updates will be provided as additional information becomes available. If the appeal is not successful, the Company intends to undertake the necessary steps to have the ADR's listed on the OTC Bulletin Board.

Jan Vandamme, Chairman, stated, "We regret that Nasdaq has had to take this step, as we have proceeded as expeditiously as possible in order to remedy this situation. We are now firmly focused on maintaining our shareholders' confidence. We are continuing to make financial progress and are diligently executing our business plan as we strive to return the Company to sustained profitability. During fiscal 2002 and the first half of fiscal 2003 we have already shown major improvements."

"Safe Harbor" Statement under Section 21E of the Securities Exchange Act of
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1934:
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This press release contains forward-looking statements related to future results and speaks only of the Company's expectations as of the date hereof. Such statements include discussions concerning the Company's financial performance and the public market for its securities. Such statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from expectations. The risks and uncertainties include the ability of the Company to raise additional capital and the ability of the Company to remain compliant with Nasdaq Stock Market regulations, and other factors detailed in the Company's filings with the US Securities and Exchange
Commission. The Company expressly disclaims any obligation to release publicly any updates or revisions to any such statement to reflect any change in expectations or in information on which any such statement is based.

About Futuremedia:
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Futuremedia plc (est. 1983) is a Solutions Provider in the growing eLearning market with 20 years experience in the interactive media field supplying products and services to industrial and commercial business sectors and government, mainly in the UK and Continental Europe.

The Company has a proven track record in providing knowledge and training via Solstra, its proprietary Learning Management System which in its largest application has a capacity for 240,000 users.

Incorporated within its principal operation headquartered in the UK, Futuremedia's Professional Services team identify and specify client

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requirements and Futuremedia's Content Studio then design and develop custom content for clients' needs. The Futuremedia Library unit specifies and administers any content required from its comprehensive range of third party products. The Solstra Team deploy Futuremedia's own Learning Management System enabling training to be rapidly administered, delivered and progress tracked.

Futuremedia's customers include Consignia (The UK's Royal Mail), Ford Motor Company and BT. Training content from partners SmartForce, Centra Software, SkillSoft and NETg is supplied and supported.

Futuremedia can be found on the Web at http://www.futuremedia.co.uk.

Contact:   Futuremedia
           Investor Relations: Mats Johansson
           +44(0) 1243-555 000
           e-mail:  ir@futuremedia.co.uk









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